Exhibit 10.26
     THIS SECOND AMENDMENT AGREEMENT (this “Amendment”) is entered into as of June 23, 2005 by and among, on the one hand, the financial institutions from time to time party to the Loan Agreement referred to below as Lenders (the “Lenders”), Wells Fargo Retail Finance, LLC, as the arranger, collateral and administrative agent for the Lender Group and any other holder of Obligations (in such capacity, “Agent”), and, on the other hand, Party City Corporation, a Delaware corporation (the “Borrower”).
     Introduction
     Borrower, the Lenders and the Agent have entered into a Loan and Security Agreement dated as of January 9, 2003, as previously amended by the First Amendment Agreement dated as of February 10, 2005 (as so amended and otherwise amended to the date hereof, as amended hereby and as amended, restated, supplemented or otherwise modified from time to time hereafter, the “Loan Agreement”) pursuant to which the Lenders and the Agent have agreed to make revolving credit loans and to provide other financial accommodations to Borrower.
     Borrower desires to enter into a factoring arrangement with The CIT Group/ Commercial Services, Inc. (“CIT”) pursuant to which Borrower will sell to CIT certain Accounts owing to Borrower by certain of its franchisees in respect of Inventory sold by Borrower to such franchisees in accordance with the term of the CIT Factoring Documents referred to below. Borrower has requested that the Loan Agreement be amended to permit and provide for such factoring arrangement, and the Agent and the Lenders have agreed to so amend the Loan Agreement on the terms and conditions set forth in this Amendment.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows.
     1. Definitions. Capitalized terms not otherwise defined herein shall have the respective meanings given such terms in the Loan Agreement.
     2. Amendments to Loan Agreement.
     (a) Section 1.1 of the Loan Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:
     “Cash Management Activation Event” means the occurrence of either (a) a Default or Event of Default or (b) the Borrower’s failure to maintain Excess Availability of at least $5,000,000 at any time.
     “CIT” means The CIT Group/ Commercial Services, Inc.
     “CIT Credit Decision Report” means the “Credit Decision Report” delivered by CIT to the Borrower.
     “CIT Credit Line Agreement” means the letter agreement dated as of June 20, 2005 by and between Borrower and CIT regarding “credit line customers”.
     “CIT Factoring Documents” means, collectively, the CIT Credit Line Agreement, the CIT Factoring Agreement, the CIT Intercreditor Agreement and all other material agreements and documents between Borrower and CIT executed in connection therewith.
     “CIT Factoring Agreement” means the Factoring Agreement dated as of June 20, 2005 by and between Borrower.
     “CIT Factoring Receivables” means, at any date of determination, solely those amounts payable to Borrower by CIT under the CIT Factoring Agreement in respect of “Factor Risk Accounts” under, and as defined in, the CIT Factoring Agreement. For purposes of clarity, the term “CIT Factoring Receivables” excludes amounts in respect of Factored Accounts that are designated as “Client Risk Accounts” under, and as defined in, the CIT Factoring Agreement, including Accounts (or portions thereof) as to which Credit Risk (as defined in the CIT Credit Line Agreement) is borne by Borrower pursuant to the terms of numbered paragraph 1 of the

CIT Credit Line Agreement. For purposes of determining the Borrowing Base and for all other purposes of this Agreement, as of any date of determination, the amount of CIT Factoring Receivables shall be the amount of those Factored Accounts set forth on the most recent CIT Credit Decision Report received by the Agent as being Factored Accounts for which CIT has assumed the Credit Risk (as defined in the CIT Credit Line Agreement).
     “CIT Intercreditor Agreement” means the letter agreement dated as of the date hereof by and among CIT, Borrower and Agent with respect to intercreditor issues, such letter agreement in form and substance satisfactory to Agent.
     “Factored Accounts” means Accounts owing to Borrower by its franchisees in respect of Inventory sold that are factored with CIT under the CIT Factoring Agreement. Factored Accounts do not include Accounts and other obligations owing to Borrower by its franchisees in respect of royalties, advertising funds or any other amounts under any franchise agreement between a franchisee and Borrower.
     “Factoring Proceeds Account” means account number 4121132500 maintained by Borrower with Wells Fargo.
     “Second Amendment Date” means June 20, 2005.
     (b) Section 2.1(a) of the Loan Agreement is hereby amended by deleting such Section 2.1(a) in its entirety and inserting in lieu thereof the following new Section 2.1(a):
     “(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances (“Advances”) to Borrower in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Availability Block less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage and the aggregate amount of the Availability Reserves. For purposes of this Agreement, “Borrowing Base”, as of any date of determination, shall mean an amount equal to the result of:
     (A) the lesser of (i) 85% of the amount of Eligible Accounts less the amount, if any, of the Dilution Reserve and (ii) $8,000,000, plus
     (B) the lesser of (i) up to 85% of the amount of CIT Factoring Receivables and (ii) $5,000,000; provided, however, that the amount set forth in this clause shall be $0 any time (x) after the occurrence and during the continuance of a default under the Factoring Agreement or (y) after Borrower delivers to, or receives from, CIT notice of termination of the Factoring Agreement, plus
     (C) (i) from August 1st through and including November 1st of each year, 90% of the Net Retail Liquidation Value of Eligible Inventory plus the lesser of (1) 90% of the Net Retail Liquidation Value of Eligible In-Transit Inventory and (2) $5,000,000, and
     (ii) at all other times, 85% of the Net Retail Liquidation Value of the Eligible Inventory plus the lesser of (1) 85% of the Net Retail Liquidation Value of Eligible In-Transit Inventory and (2) $5,000,000,
     minus
     (D) the Availability Block,
     minus
     (E) the aggregate amount of Reserves, if any, established by Agent under Section 2.1(b).”
     (c) Section 2.5 of the Loan Agreement is hereby amended by deleting such Section 2.5 in its entirety and inserting in lieu thereof the following new Section 2.5:

     “2.5. Overadvances.
     (a) If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrower to the Lender Group pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.12, (an “Overadvance”), Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b).
     (b) If, at any time or for any reason, the amount of Advances made to Borrower by the Lender Groupin respect of Factoring Receivables is greater than either the Dollar or percentage limitation set forth in Section 2.1(a)(B) (a “Receivables Overadvance”), Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b).
     (c) In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.”
     (d) Section 2.7 of the Loan Agreement is hereby amended by adding the following new clause (f) at the end thereof:
     “(f) Borrower shall cause all proceeds in respect of the Factored Accounts received from CIT to be deposited directly into the Factoring Proceeds Account. Until the occurrence of a Cash Management Activation Event, the Borrower may transfer or disburse amounts in the Factoring Proceeds Account directly to the Designated Account. From and after the occurrence of a Cash Management Activation Event, at the Agent’s election, all amounts on deposit in the Factoring Proceeds Account in excess of any minimum balance required to be maintained therein, shall be transferred on a daily basis to the Agent’s Account. Borrower shall enter into a Cash Management Agreement with Wells Fargo and the Agent pursuant to which, among other things, the provisions of this Section 2.7(f) shall be effected.”
     (e) Schedule 6.2 of the Loan Agreement is hereby amended to provide the following new reporting requirements:
     (i) weekly and simultaneously with the Borrower’s delivery of the Borrowing Base Certificate, a copy of the CIT Credit Decision Report dated as of the immediately preceding Friday;
     (ii) copies of all other reports, statements and other account information received by Borrower from CIT (whether in electronic or paper format) promptly upon Borrower’s receipt thereof; and
     (iii) no later than the 15th day of each calendar month, a listing of any additional franchisees whose Accounts Borrower has begun factoring under the CIT Factoring Agreement during the preceding calendar month.
     (f) Section 7.1 of the Loan Agreement is hereby amended by deleting such Section 7.1 in its entirety and inserting in lieu thereof the following new Section 7.1:
     “7.1. Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:
     (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;
     (b) Indebtedness set forth on Schedule 5.20 which schedule indicates whether such Indebtedness is secured;
     (c) Permitted Purchase Money Indebtedness;
     (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent’s reasonable judgment, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower’s creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended or add one or more of the Borrower as liable with respect thereto if such additional Borrower were not liable with respect to the original Indebtedness, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must be include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness;
     (e) Indebtedness composing Permitted Investments;
     (f) Indebtedness arising in connection with Permitted Acquisitions in an amount not to exceed $10,000,000 in any fiscal year;
     (g) Indebtedness to CIT arising under the CIT Factoring Agreement;
     (h) Unsecured Indebtedness on account of Hedge Agreements; and
     (i) Unsecured Indebtedness not otherwise permitted in this Section not to exceed $15,000,000 in the aggregate at any one time outstanding.”
     (g) Section 7.2 of the Loan Agreement is hereby amended by deleting such Section 7.2 in its entirety and inserting in lieu thereof the following new Section 7.2:
     “7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for (a) Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness), (b) Liens referenced in Section 3.2(b) hereof whose existence in the amounts set forth in such Section (plus accrued interest) will not be an Event of Default under this section unless and until the Borrower fails to satisfy the conditions set forth therein, and (c) the Liens of CIT on the Factored Accounts (and the proceeds and supporting obligations thereof) as more fully described in Section 11 of the CIT Factoring Agreement.”
     (h) Section 7.4 of the Loan Agreement is hereby amended by deleting such Section 7.4 in its entirety and inserting in lieu thereof the following new Section 7.4:
     “7.4 Disposal of Assets. Other than (a) Permitted Dispositions, (b) dispositions of Factored Accounts made in accordance with the provisions of this Agreement and (c) store closings consummated in accordance with Section 7.15 hereof, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of the Borrower.”
     (i) Article 7 of the Loan Agreement is hereby amended by adding the following new Section 7.22 thereto:
     “7.22 Factored Accounts.
     (a) Sell, assign, factor or otherwise transfer any Accounts other than those that are owing by Borrower’s franchisees listed on Schedule A to the CIT Factoring Agreement as in effect on the Second Amendment Date and that have been designated as “Factor Risk Accounts” under the CIT Factoring Agreement; provided, however, that Borrower may factor additional Accounts with CIT under the CIT Factoring Agreement so long as no later than the 15th day of each calendar month, Borrower provides the Agent with a listing of any additional franchisees whose Accounts Borrower has begun factoring under the CIT Factoring Agreement during the preceding calendar month. In no event may Borrower sell, assign, factor or otherwise transfer any Accounts owing from a franchisee that is not designated as a “Credit Line Customer” under the CIT Factoring Agreement.
     (b) Amend or otherwise modify (i) the CIT Credit Line Agreement to change numbered paragraph 1 thereof or (ii) the CIT Factoring Agreement to change (A) the definitions of “Account”, “Client Risk Account”, “Credit Risk”, “Factor Risk Account”

or “Purchase Price” or (B) the provisions of section 1 (Sale of Accounts), section 3 (Invoicing), section 4 (Representations and Warranties), sections 8.2 and 8.3 (Charge Backs), section 11 (Grant of Security Interest), section 12 (Obligations Secured), section 14 (Interest) and section 15 (Factoring Fees and Other Charges), in each case in a manner that is adverse to the interests of the Lender Group, as determined by the Agent in its Permitted Discretion.”
     (j) Exhibit B-1 (Borrowing Base Certificate) of the Loan Agreement is hereby amended by deleting such Exhibit B-1 in its entirety and substituting therefor the Exhibit B-1 attached to this Amendment.
     3. Conditions Precedent to Amendment. The satisfaction of each of the following, unless waived or deferred by the Agent in its Permitted Discretion, shall constitute conditions precedent to the effectiveness of this Amendment.
     (a) The Agent shall have received:
     (i) this Amendment executed by Borrower, the Agent and all of the Lenders and in full force and effect; and
     (ii) copies of all of the fully executed CIT Factoring Documents, such copies to be attached hereto as Exhibit A.
     (b) The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).
     (c) No Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall any Default or Event of Default result from the consummation of the transactions contemplated herein.
     (d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein or by the Loan Documents shall have been issued and remain in force by any Governmental Authority against Borrower, the Agent or any Lender.
     4. Conditions Subsequent. Within 30 days after the date of this Amendment, Agent shall have received a Cash Management Agreement with respect to the Factoring Proceeds Account in form and substance satisfactory to Agent, such Cash Management Agreement to be fully executed by all parties thereto and in full force and effect. Borrower’s failure to comply with this Section 4 shall constitute an Event of Default.
     5. Representations and Warranties. Borrower hereby represents and warrants to the Agent that:
     (a) the execution, delivery, and performance of this Amendment, the Loan Agreement and the other Loan Documents are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ or injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its charter, bylaws or other operative or formative documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected;
     (b) this Amendment has been duly executed and delivered by Borrower;
     (c) this Amendment, the Loan Agreement and the other Loan Documents constitute Borrower’s legal, valid, and binding obligation, enforceable against Borrower in accordance with their respective terms;
     (d) Borrower is in compliance with all of the terms and provisions set forth in the Loan Agreement and each of the other Loan Documents, each as previously amended and as amended hereby, on its part to be observed or performed on or prior to the date hereof;
     (e) Attached hereto as Exhibit A are true, correct and complete copies of all of the CIT Factoring Documents, and such CIT Factoring Documents set forth the complete agreement (whether oral or written, including all side letters and agreements) between CIT and Borrower;
     (f) no Default or Event of Default has occurred and is continuing; and

     (g) since December 31, 2004, no Material Adverse Change has occurred.
     6. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York.
     7. Counterparts; Telefacsimile Execution. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
     8. Reaffirmation. Borrower further reaffirms all of its obligations under the Loan Agreement and the other Loan Documents.
     9. Effect on Loan Agreement. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly provided herein, as an amendment of, any right, power, or remedy of the Agent or any Lender under the Loan Agreement. Except to the extent expressly amended hereby, the Loan Agreement and all other Loan Documents shall be unaffected hereby, shall continue in full force and effect, are hereby in all respects ratified and confirmed, and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Lenders and the Agent.
     10. Further Assurances. Borrower shall execute and deliver all agreements, documents, and instruments, in form and substance satisfactory to Agent, and take all actions as Agent may reasonably request from time to time, to perfect and maintain the perfection and priority of the security interest in the Collateral held by Agent and to fully consummate the transactions contemplated under this Amendment and the Loan Agreement.
     11. Miscellaneous. Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereunder”, “therein”, “thereof”, or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.
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     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

     PARTY CITY CORPORATION

     By: /s/ GREGG A. MELNICK

     Gregg Melnick
     Chief Financial Officer

     WELLS FARGO RETAIL FINANCE, LLC,
     as Agent and as a Lender

     By: /s/ LYNN S. WHITMORE

     Lynn S. Whitmore
     Vice President

     FLEET RETAIL FINANCE, INC.,
     as a Lender

     By: /s/ CHRISTINE HUTCHINSON

     Christine Hutchinson
Vice President